Exhibit 10.1

19505 Biscayne Blvd. ● Suite 2350 ● Aventura, FL 33180 ● legal@ascentpartnersllc.com

To:	CDT Equity Inc.
4581 Tamiami Trail North
Suite 200
Naples, FL 34103

Attention:	Andrew Regan

March __, 2026

Re: Amendment No. 1

Dear Mr. Regan:

Reference is made to the Directed Stock Purchase Agreement, dated as of January 16, 2026 (as modified to the date hereof, the “Purchase Agreement”), by and between CDT Equity Inc., a Delaware corporation (together with its successors and permitted assigns, the “Company”), Ascent Partners Fund LLC, a Delaware limited liability company (“Ascent”). Capitalized terms used but not defined herein are used as defined in the Purchase Agreement, including if defined by reference to definitions in other Transaction Documents.

Subject to the terms and conditions set forth herein, and effective on the later of (i) the date hereof and (ii) the date of execution and delivery of this amendment by all parties listed on the signature pages hereof (the “Amendment Effective Date”), the following Transaction Documents are hereby amended as follows:

Purchase Agreement

●	The definition of “Regular Floor Price” in Section _1(c)(ii) (Regular Closings) of the Purchase Agreement is hereby amended by replacing in its entirety “Minimum Price as of the date of this Agreement” with “$0.60” wherever it appears in such definition.

This amendment is a Transaction Document and is limited as written.

As of the date first written above, each reference in the Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Transaction Documents to the Purchase Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall refer to the Purchase Agreement as modified thereby, and the provisions in this amendment amending the Purchase Agreement shall be read together and construed as a single agreement with the Purchase Agreement. The execution, delivery and effectiveness of this amendment shall not, except as expressly provided herein, (A) waive or modify any breach or default under any Transaction Document or any right, power or remedy under, or any other provision of, any Transaction Document (in each case, other than any failure to comply with any provision of a Transaction Document amended hereby that would not have been a failure if such Transaction Document had been amended as provided herein prior to the date hereof) or (B) commit or otherwise obligate the Purchaser to enter into or consider entering into any other consent, waiver or modification of any Transaction Document or make any further purchases or other advances pursuant to any Transaction Documents.

The Company hereby reaffirms all of its obligations and liabilities under the Transaction Documents as modified hereby, and agrees that such obligations and liabilities shall remain in full force and effect.

In further consideration for the execution of this amendment by the Purchaser and without limiting any rights or remedies the Purchaser or any of its Related Parties may have, the Company hereby releases each of the Purchaser and each of its Related Parties (each a “Releasee” and, collectively, the “Releasees”) against any and all claims and from any other Losses of the Company or any Subsidiary thereof, whether or not relating to any Transaction Document, any obligation or liability owing thereunder, any asset of the Company or any of their Subsidiaries or Affiliates, or any legal relationship that exists or may exist between any Releasee and the Company or any Subsidiary of the Company. The Company, for itself and for its Subsidiaries, acknowledges and agrees that it or its Subsidiaries may discover information later that could have affected materially their willingness to agree to the release in this paragraph and that neither such possibility, which it took into account when executing this amendment, nor such discovery, as to which it expressly assumes the risk, shall affect the effectiveness of the release in this paragraph, and waives the benefit of any legal requirement that may provide otherwise.

As a Transaction Document, this amendment is subject to various interpretative and miscellaneous sections set forth in the Purchase Agreement and other Transaction Documents that apply expressly to all Transaction Documents, located principally Article V (Miscellaneous) of the Purchase Agreement (but also, without limitation, in Section 4.6 (Indemnification) thereof), including Section 5.2 (Fees and Expenses) thereof (which provides, without limitation, reimbursement to the Purchaser Parties for fees, costs and expenses of negotiation, preparation, execution and signing of this amendment or otherwise relating to this amendment or the transactions contemplated herein) and Sections 5.3(a) (Entire Agreement), 5.3(b) (Amendments), 5.3(c) (Beneficiary, Successors and Assigns), 6.3(d) (No Implied Waivers or Notice Rights), 6.3(e) (Counterparts), Section 5.3(f) (Electronic Signatures), 5.4 (Notices), 5.8 (Severability) and 5.16 (Interpretation) (containing various interpretative provisions and additional definitions) thereof. In addition, without limitation, (a) Section 5.7 (Governing Law and Courts) thereof provides that this amendment shall be governed by and construed in accordance with the laws of the State of Delaware and that Proceedings in respect hereto shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts for the District of Delaware sitting in Wilmington, DE (subject to certain exceptions for enforcement Proceedings brought by the Purchaser or any Purchaser Party) and (b) in Section 5.17 (Waiver of Jury Trial, Certain Other Rights), the parties thereto (which include the parties hereto) thereby irrevocably and unconditionally waived, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of, under or in connection with, this amendment or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). The parties hereto hereby reaffirm all of these and all other provisions of the Transaction Documents applying to the Transaction Documents as applying to this amendment, all of which are hereby incorporated herein by reference. If the Amendment Effective Date has not occurred within two Business Days after the date hereof, the Purchaser may, in its sole discretion upon notice to the Company, elect to terminate this amendment, at which point this amendment will be of no further force and effect.

[Signature Pages Follow]

This amendment may be executed in counterparts, which may be effectively transmitted by fax or e-mail (in each case return receipt requested and obtained) and which, together, shall constitute one and the same instrument.

Very truly yours,

ASCENT PARTNERS FUND LLC,
as Purchaser

By:
Name:
Title:

Accepted and Agreed
As of the Date First Written Above:

CDT EQUITY, INC.,
as Company

By:
Name:
Title:	Authorized Officer

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